UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 22, 2013

Vitacost.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. - NW, Suite 500
Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013, the Company announced the appointment of Christopher Cavelline, age 52, as the Company’s Chief Merchandising Officer, effective as of July 22, 2013.

Since June 2009, Mr. Cavelline was Senior Vice President of Merchandising and E-commerce at Kohl’s Department Stores. Previously, Mr. Cavalline held senior leadership positions at Macy’s, Inc. and May department stores.

Employment Agreement

On July 22, 2013, the Company and Mr. Cavalline entered into an employment agreement (the “Employment Agreement”), outlining the terms of Mr. Cavalline’s employment with the Company. Under the terms of the Employment Agreement, Mr. Cavalline will receive a base salary of $300,000 per year and a performance-based bonus equal to 50% of Mr. Cavalline’s base salary in 2013, on a pro rata basis. Subject to the approval of the award grant by the Company’s Board of Directors, the Company will issue to Mr. Cavalline options to purchase 300,000 shares of the Company’s common stock. The options will vest 20% per year over five years. Mr. Cavalline will also receive up to $75,000 for relocation expenses; provided that if Mr. Cavalline does not remain in the employ of the Company for twelve months, he must repay the relocation expenses. In addition, Mr. Cavalline is eligible to participate in the Company’s standard employee benefits programs available to senior executives.

The term of the Employment Agreement is one year, renewing automatically for additional one year periods unless the Employment Agreement is terminated by Mr. Cavalline or the Company, in each case by 30 days’ written notice prior to the expiration of the then-current term. In addition, the Company may terminate Mr. Cavalline’s employment at any time, with or without cause, and Mr. Cavalline may terminate his employment with the Company on 30 days’ written notice or immediately for good reason, as defined in the Employment Agreement.

Under the Employment Agreement, in the event Mr. Cavalline’s employment is terminated by the Company without cause or by Mr. Cavalline for good reason, Mr. Cavalline will be entitled to receive severance benefits equal to six months of his base salary, plus a prorated bonus for the year of termination. Mr. Cavalline, or his estate, is also entitled to a prorated bonus and other benefits in the event that Mr. Cavalline’s employment is terminated due to his death or disability.

Mr. Cavalline’s receipt of the severance benefits discussed above is contingent on Mr. Cavalline signing and not revoking a release of claims against the Company. The Employment Agreement also contains post-termination non-solicitation and non-competition covenants.

The preceding summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

The Company issued a press release regarding Mr. Cavalline’s appointment as the Company’s Chief Merchandising Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Vitacost.com, Inc. and Chris Cavalline dated July 22, 2013.

99.1	Press Release of the Company, dated July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.

Date: July 25, 2013	By:	/s/ Mary L. Marbach
Name: Mary L. Marbach
Title: Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Vitacost.com, Inc. and Chris Cavalline dated July 22, 2013.

99.1	Press Release of the Company, dated July 25, 2013.